INFORMAL AGREEMENT WITH COMPANY PRESIDENT

Stephen Spalding, a director and the sole officer of the company, has been loaning funds to the Company.  Mr. Spalding and Michael Stiege, a director, have verbally agreed to advance sufficient funds to the Company, on an as-needed basis, to assist in start-up operations, including expenses associated with the Company’s registration statement on Form S1 and the Prospectus contained therein, and to continue operations if sufficient funds are not raised under that Offering.

Because there are no agreed upon terms for the repayment of any funds loaned to the Company, the loans, when and if, made should be considered payable on demand.